Exhibit 99.1

Contact:	John B. Williamson, III
Chairman, President and CEO
Telephone:	(540) 777-3810

FOR IMMEDIATE RELEASE

RGC RESOURCES, INC.

THIRD QUARTER FINANCIAL RESULTS

ROANOKE, Va. (Aug. 11, 2008)—RGC Resources, Inc. (NASDAQ: RGCO) announced consolidated Company earnings of $351,378 or $0.16 per average shares outstanding on continuing and total operations for the quarter ended June 30, 2008. This compares to consolidated earnings of $236,520 or $0.11 per average shares outstanding on continuing operations and consolidated loss of ($223,066) or ($0.10) per average shares outstanding on total operations for the same quarter last year. John Williamson, Chairman, President and CEO, attributed the improvement in earnings on continuing operations to improved natural gas sales margins.

Earnings per share for the twelve months ending June 30, 2008 were $1.86 on continuing operations and $1.85 for total operations compared to $1.83 for continuing operations and $1.87 for total operations for the twelve months ended June 30, 2007.

RGC Resources, Inc. provides energy and related products and services to customers in Virginia through its operating subsidiaries Roanoke Gas Company, Diversified Energy Company and RGC Ventures of Virginia, Inc.

From time to time, the Company may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements.

Summary financial statements for the quarter and twelve months are as follows:

RGC Resources, Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income

(Unaudited)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues	$20,152,634	$15,131,375	$96,238,089	$90,344,403
Cost of sales	15,097,224	10,184,097	70,670,086	65,389,927

Gross margin	5,055,410	4,947,278	25,568,003	24,954,476
Other operating expenses	4,004,135	4,111,102	17,030,743	16,812,520
Interest expense	490,756	458,679	2,039,187	1,919,141

Income from continuing operations before income taxes	560,519	377,497	6,498,073	6,222,815
Income tax expense from continuing operations	209,141	140,977	2,430,617	2,282,097

Net income from continuing operations	351,378	236,520	4,067,456	3,940,718
Net income (loss) from discontinued operations, net of income taxes	—	(459,586)	(17,095)	73,669

Net income (loss)	351,378	(223,066)	4,050,361	4,014,387
Other comprehensive income (loss), net of tax	465,890	300,307	(655,337)	(109,460)

Comprehensive income	$817,268	$77,241	$3,395,024	$3,904,927

Basic earnings per share of common stock:
Income from continuing operations	$0.16	$0.11	$1.86	$1.83
Discontinued operations	—	(0.21)	(0.01)	0.04

Net income (loss)	$0.16	$(0.10)	$1.85	$1.87

Diluted earnings per share of common stock:
Income from continuing operations	$0.16	$0.11	$1.85	$1.82
Discontinued operations	—	(0.21)	(0.01)	0.04

Net income (loss)	$0.16	$(0.10)	$1.84	$1.86

Cash dividends per common share	$0.3125	$0.3050	$1.2425	$1.2150

Weighted average number of common shares outstanding:
Basic	2,205,733	2,167,655	2,193,397	2,152,169
Diluted	2,215,424	2,167,655	2,203,972	2,162,654

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,
	2008	2007
Assets
Current assets	$37,650,146	$40,644,826
Total property, plant and equipment, net	74,955,171	72,006,619
Other assets	3,373,391	379,451

Total Assets	$115,978,708	$113,030,896

Liabilities and Stockholders’ Equity
Current liabilities	$29,844,168	$27,394,477
Long-term debt	23,000,000	28,000,000
Deferred credits and other liabilities	18,260,768	14,000,617

Total Liabilities	71,104,936	69,395,094
Stockholders’ Equity	44,873,772	43,635,802

Total Liabilities and Stockholders’ Equity	$115,978,708	$113,030,896